UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 28, 2015
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officers

On November 2, 2015, Schweitzer-Mauduit International, Inc. (the "Company") announced that Allison Aden, age 54, has joined the Company as Executive Vice President, Finance and Chief Financial Officer. Ms. Aden was appointed as of October 30, 2015, effective November 1, 2015. Ms. Aden replaced Robert Cardin, who has served as interim Chief Financial Officer since March 2015 and will be resuming his role as Corporate Controller.

Prior to joining the Company, Ms. Aden served as Executive Vice President and Chief Financial Officer at Americold Logistics, LLC, a global leader in temperature-controlled warehousing and logistics in the food industry, from 2012 to 2015. Prior to that, Ms. Aden served as the Chief Financial Officer at Recall Holdings Limited, a global provider of information management solutions, from 2007 to 2012.

Ms. Aden has no family relationships with any director or executive officer of the Company, and there were no arrangements or understandings with any person pursuant to which she was selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Aden that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with her appointment as Executive Vice President, Finance and Chief Financial Officer, Ms. Aden and the Company have agreed that Ms. Aden’s annual base salary will be $440,000 per year and that Ms. Aden will also receive 2,000 shares of restricted stock of the Company upon completing thirty days of employment with the Company. In addition, Ms. Aden will be eligible to participate in the Company’s Annual Incentive Plan and the Company’s 2015 Long-Term Incentive Plan. Under the Annual Incentive Plan, Ms. Aden will be eligible to receive an annual cash incentive award of 70% of her annual base salary for "at target performance" up to a maximum of 129.5% of her annual base salary. Under the 2015 Long-Term Incentive Plan, Ms. Aden will be eligible to receive an annual award of shares of restricted stock with a value of 115% of her annual base salary for "at target performance" up to a maximum of 230% of her annual base salary. In addition, Ms. Aden, after six months of employment, will be eligible for severance pay equal to thirty-six months base salary, plus benefits continuation for a period of thirty-six months, under certain conditions in the event of a change in control of the Company. For termination for reasons other than death, retirement, voluntary resignation or cause, she will receive twelve months of base salary and benefits continuation.

A press release announcing Ms. Aden's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 2, 2015, of Schweitzer-Mauduit International, Inc., announcing senior management appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Greerson G. McMullen
Greerson G. McMullen
General Counsel and Secretary

Dated: November 2, 2015

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________

99.1	Press Release, dated November 2, 2015, of Schweitzer-Mauduit International, Inc., announcing senior management appointment.